Exhibit 8.2

CLEARY GOTTLIEB STEEN & HAMILTON LLP

One Liberty Plaza

New York, NY 10006-1470

T: +1 212 225 2000

F: +1 212 225 3999

clearygottlieb.com

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D: +1 212 225 2694

jfactor@cgsh.com

VICTOR I. LEWKOW

LESLIE N. SILVERMAN

LEE C. BUCHHEIT

JAMES M. PEASLEE

THOMAS J. MOLONEY

DAVID G. SABEL

JONATHAN I. BLACKMAN

MICHAEL L. RYAN

ROBERT P. DAVIS

YARON Z. REICH

RICHARD S. LINCER

STEVEN G. HOROWITZ

JAMES A. DUNCAN

STEVEN M. LOEB

CRAIG E. BROD

EDWARD J. ROSEN

LAWRENCE B. FRIEDMAN

NICOLAS GRABAR

CHRISTOPHER E. AUSTIN

SETH GROSSHANDLER

HOWARD S. ZELBO

DAVID E. BRODSKY

ARTHUR H. KOHN

RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ERIKA W. NIJENHUIS

ANDRES DE LA CRUZ

DAVID C. LOPEZ

JAMES L. BROMLEY

MICHAEL A. GERSTENZANG

LEWIS J. LIMAN

LEV L. DASSIN

NEIL Q. WHORISKEY

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL

ETHAN A. KLINGSBERG

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW

ROBERT J. RAYMOND

SUNG K. KANG

LEONARD C. JACOBY

SANDRA L. FLOW

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRALDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

MEREDITH E. KOTLER

CHANTAL E. KORDULA

BENET J. O’REILLY

ADAM E. FLEISHER

SEAN A. O’NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

AMY. R SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

PAMELA L. MARCOGLIESE

PAUL M. TIGER

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM J. BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN

RISHI ZUTSHI

JANE VANLARE

DAVID H. HERRINGTON

KIMBERLY R. SPOERRI

AARON J. MEYERS

DANIEL C. REYNOLDS

    RESIDENT PARTNERS

SANDRA M. ROCKS

S. DOUGLAS BORISKY

JUDITH KASSEL

DAVID E. WEBB

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

MARY E. ALCOCK

HEIDE H. ILGENFRITZ

HUGH C. CONROY, JR.

KATHLEEN M. EMBERGER

WALLACE L. LARSON, JR.

AVRAM E. LUFT

ANDREW WEAVER

HELENA K. GRANNIS

GRANT M. BINDER

JOHN V. HARRISON

CAROLINE F. HAYDAY

RAHUL MUKHI

NEIL R. MARKEL

HUMAYUN KHALID

CHRIS C. LEE

KENNETH S. BLAZEJEWSKI

KNOX L. MCILWAIN

    RESIDENT COUNSEL

LOUISE M. PARENT

    OF COUNSEL

March 20, 2017

Surgical Care Affiliates, Inc.

569 Brookwood Village, Suite 901,

Birmingham, AL 35209

Ladies and Gentlemen:

We have acted as special counsel to Surgical Care Affiliates, Inc., a Delaware corporation (the “Company”), in connection with the proposed acquisition of all the outstanding stock of the Company by UnitedHealth Group Incorporated, a Delaware corporation (“Parent”), pursuant to the Agreement and Plan of Reorganization, dated as of January 7, 2017 (the “Agreement”), by and among the Company, Parent, Spartan Merger Sub 1, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent and direct wholly owned subsidiary of Merger Sub 2 (“Purchaser”), and Spartan Merger Sub 2, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (“Merger Sub 2”), pursuant to which (i) Purchaser will commence an exchange offer to acquire all of the outstanding shares of common stock of the Company (the “Offer”), (ii) subject to the satisfaction or waiver of the conditions to the Offer set forth in the Agreement, following completion of the Offer, Purchaser will be merged with and into the Company, with the Company surviving the merger (the “First Merger”) as an indirect wholly owned subsidiary of Parent, and immediately following the First Merger, (iii) the Company will be merged with and into Merger Sub 2, with Merger Sub 2 surviving the merger (the “Second Merger” and, together with the First Merger, the “Mergers”) as a direct wholly owned subsidiary of Parent. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.

For purposes of the opinion set forth below, we have relied, with the consent of the Company, and the consent of Parent, upon the accuracy and completeness of the factual statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in certain letters to us from the officers of the Company and Parent, dated the date hereof, and have assumed that such factual statements and representations are true, correct and complete as of the date hereof and will continue to be

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

Surgical Care Affiliates, Inc., p. 2

accurate and complete as of the First Effective Time and the Second Effective Time (as if made as of such times) and that all such factual statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also assumed that: (i) the transactions contemplated by the Agreement will be consummated in accordance therewith, and no transaction or condition described therein and affecting this opinion will be waived by any party, and (ii) the Mergers will be reported by the Company, Parent, and Purchaser on their respective federal income tax returns in a manner consistent with the opinion set forth below.

Based upon and subject to the foregoing, it is our opinion, under currently applicable U.S. federal income tax law, that the Offer and the Mergers will be treated as a single integrated transaction that qualifies as a reorganization within the meaning of Section 368(a) of the Code.

We express no opinion on any issue relating to the tax consequences of the Offer and the Mergers other than those set forth above. Our opinion is based upon the Code, published judicial decisions, administrative regulations and published rulings and procedures as in existence on the date hereof. Future legislative, judicial or administrative changes, on either a prospective or retroactive basis, could affect our opinion. Further, our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. We undertake no responsibility to advise you of any future change in the matters stated herein or in the federal income tax laws or the application or interpretation thereof.

We are furnishing this opinion solely in connection with the consummation of the Offer and the Mergers and this opinion is not to be relied upon for any other purpose.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the registration statement on Form S-4 of Parent, as amended, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Offer (the “Registration Statement”). We also consent to the use of our firm’s name in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Jason R. Factor
Jason R. Factor, a Partner